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                                                                EXHIBIT 23.5






                                June 19, 1997




Mr. David E. Johnston
Hunton & Williams
One NationsBank Plaza - Suite 2650
101 South Tryon Street
Charlotte, NC  28280

                                Re:     Old North State Bank/
                                        LSB Bancshares, Inc.

Dear Mr. Johnston:


                        CONSENT OF INVESTMENT BANKERS
                        -----------------------------

        We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our Opinion of Fairness dated June 19, 1997, rendered to the Board of Directors of Old North State in connection with its merger with LSB Bancshares, Inc. and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                                Sincerely,

                                                SCOTT & STRINGFELLOW, INC.

                                                /s/ G. Jacob Savage III
                                                -------------------------------
                                                G. Jacob Savage III, CFA
                                                Managing Director and First
                                                Vice President
                                                Corporate Finance Department